UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 22, 2013

Date of Report (Date of earliest event reported)

EP ENERGY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-183815	45-4871021
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1001 Louisiana Street

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 997-1200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01      Regulation FD Disclosure

On April 22, 2013, EP Energy LLC (the “Registrant”) announced that it is seeking a repricing amendment of its existing senior secured term loan agreement to reduce the interest rate on $750 million of the existing Tranche B-1 term loans (such repriced loans referred to as the “Tranche B-3 Loans”).  The Registrant expects that the Tranche B-3 Loans will be prepayable at any time without premium or penalty, provided that there will be a 1.00% fee in connection with any repricing of the Tranche B-3 Loans that reduces the interest rate prior to the date that is 6 months after the closing of the amendment.  The proposed repricing amendment is subject to market and other conditions.

The Registrant is disclosing under Item 7.01 of this Current Report on Form 8-K the foregoing information.

In addition, the Registrant is disclosing under Item 7.01 of this Current Report on Form 8-K the information attached to this report as Exhibit 99.1, which information is incorporated by reference herein.  This information, which has not been previously reported, is being provided on April 22, 2013, to lenders under the Registrant’s senior secured term loan and other prospective lenders in connection with the Tranche B-3 Loans.

The Registrant is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Disclosure provided to lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EP ENERGY LLC

Date: April 22, 2013	By:	/s/ Dane E. Whitehead
Dane E. Whitehead
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Disclosure Provided to Lenders.